Exhibit 99

NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Patrick Brennan
Mayfield Village, Ohio 44143	(440) 395-2370
http://www.progressive.com

Progressive is scheduled to hold a one-hour conference call to address questions on Friday, February 27, 2009, at 9 a.m. eastern time, subsequent to the posting of our 2008 Shareholders’ Report online and the filing of our 2008 Annual Report on Form 10-K with the SEC. Registration for the teleconference or webcast is scheduled to be available at http://investors.progressive.com/events.aspx in early February 2009.

PROGRESSIVE REPORTS DECEMBER RESULTS

MAYFIELD VILLAGE, OHIO — January 21, 2009 — The Progressive Corporation today reported the following results for December 2008:

(millions, except per share amounts and ratios; unaudited)	Month			Quarter
	2008	2007	Change	2008	2007	Change
Net premiums written	$905.7	$910.1	0%	$3,091.8	$3,083.9	0%
Net premiums earned	$1,047.5	$1,044.5	0%	$3,414.0	$3,412.6	0%
Net income (loss)	$(123.2)	$67.6	NM	$159.3	$236.1	(33)%
Per share[1]	$(.18)	$.10	NM	$.24	$.34	(31)%
Pretax net realized gains (losses) on securities[2]	$(247.8)	$(.7)	NM	$(59.3)	$31.1	NM
Combined ratio	98.9	95.8	3.1 pts.	95.2	95.0	.2 pts.
Average equivalent shares[1]	667.1	681.4	(2)%	671.7	687.3	(2)%

NM = Not Meaningful

[1] Since we reported a net loss for December 2008, the calculated earnings per share was antidilutive; therefore, basic earnings per share is disclosed. For all other periods, diluted earnings per share is disclosed.

[2] See the “Monthly Commentary” for additional discussion.

(in thousands; unaudited)	December 2008	December 2007	Change
Policies in Force
Total Personal Auto	7,112.6	6,995.3	2%
Total Special Lines	3,352.3	3,120.3	7%
Total Commercial Auto	539.4	539.2	0%

Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines Business writes insurance for private passenger automobiles and recreational vehicles. Our Commercial Auto Business writes primary liability, physical damage, and other auto-related insurance for automobiles and trucks owned by small businesses.

See the “Income Statements” and “Supplemental Information” for further month and year-to-date information and the “Monthly Commentary” at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENT

December 2008

(millions – except per share amounts)

(unaudited)

	Current Month	Comments on Monthly Results[1]
Net premiums written	$905.7

Revenues:
Net premiums earned	$1,047.5
Investment income	47.3	Reduction in recurring income primarily reflects investments in lower yielding securities as well as a cumulative reduction reflecting yield adjustments due to lower interest rates on our variable rate mortgage-backed securities.
Net realized gains (losses) on securities	(247.8)	Includes $337.1 million of write-downs on securities determined to have had other-than-temporary declines in market value. See the “Monthly Commentary” for further discussion.
Service revenues	1.1

Total revenues	848.1

Expenses:
Losses and loss adjustment expenses	821.9
Policy acquisition costs	103.7
Other underwriting expenses	110.6
Investment expenses	.6
Service expenses	1.1
Interest expense	11.3

Total expenses	1,049.2

Income (loss) before income taxes	(201.1)
Provision (benefit) for income taxes	(77.9)

Net income (loss)	$(123.2)

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	667.1

Per share	$(.18)

Diluted:
Average shares outstanding	667.1
Net effect of dilutive stock-based compensation	5.2

Total equivalent shares	672.3

Per share[2]	$(.18)

[1]See the Monthly Commentary at the end of this release for additional discussion. For a description of our reporting and accounting policies, see Note 1 to our 2007 audited consolidated financial statements included in our 2007 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

[2] Since we reported a net loss for December 2008, the calculated earnings per share was antidilutive; therefore, basic earnings per share is disclosed.

The following table sets forth the investment results for the month:

Fully taxable equivalent total return:
Fixed-income securities	3.0%
Common stocks	1.7%
Total portfolio	2.9%
Pretax recurring investment book yield	4.3%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENTS

Year Ended December 2008

(millions – except per share amounts)

(unaudited)

	Year
	2008	2007	% Change
Net premiums written	$13,604.3	$13,772.5	(1)

Revenues:
Net premiums earned	$13,631.4	$13,877.4	(2)
Investment income	637.7	680.8	(6)
Net realized gains (losses) on securities	(1,445.1)	106.3	NM
Service revenues	16.1	22.3	(28)

Total revenues	12,840.1	14,686.8	(13)

Expenses:
Losses and loss adjustment expenses	10,015.0	9,926.2	1
Policy acquisition costs	1,358.1	1,399.9	(3)
Other underwriting expenses	1,523.4	1,526.2	0
Investment expenses	8.8	12.4	(29)
Service expenses	20.4	20.5	0
Interest expense	136.7	108.6	26

Total expenses	13,062.4	12,993.8	1

Income (loss) before income taxes	(222.3)	1,693.0	NM
Provision (benefit) for income taxes	(152.3)	510.5	NM

Net income (loss)	$(70.0)	$1,182.5	NM

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	668.0	710.4	(6)

Per share	$(.10)	$1.66	NM

Diluted:
Average shares outstanding	668.0	710.4	(6)
Net effect of dilutive stock-based compensation	5.9	8.1	(27)

Total equivalent shares	673.9	718.5	(6)

Per share[1]	$(.10)	$1.65	NM

NM = Not Meaningful

[1]Since we reported a net loss for 2008, the calculated earnings per share was antidilutive; therefore, basic earnings per share is disclosed. For 2007, diluted earnings per share is disclosed.

The following table sets forth the investment results for the year-to-date period:

	2008	2007
Fully taxable equivalent total return:
Fixed-income securities	(7.1)%	4.4%
Common stocks	(36.5)%	6.2%
Total portfolio	(10.4)%	4.7%

Pretax recurring investment book yield	4.7%	4.8%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

December 2008

($ in millions)

(unaudited)

Current Month
	Personal Lines Business			Commercial Auto Business	Other Businesses[1]	Companywide Total
	Agency	Direct	Total
Net Premiums Written	$488.0	$320.8	$808.8	$95.5	$1.4	$905.7
% Growth in NPW	(2)%	7%	1%	(13)%	NM	0%
Net Premiums Earned	$559.9	$355.1	$915.0	$130.7	$1.8	$1,047.5
% Growth in NPE	(2)%	6%	1%	(6)%	NM	0%

GAAP Ratios
Loss/LAE ratio	78.1	80.6	79.1	75.0	NM	78.4
Expense ratio	21.3	18.8	20.3	20.9	NM	20.5

Combined ratio	99.4	99.4	99.4	95.9	NM	98.9

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$(9.5)
Current accident year						6.2

Calendar year actuarial adjustment	$.6	$(.4)	$.2	$(3.4)	$(.1)	$(3.3)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(9.5)
All other development						8.2

Total development						$(1.3)

Calendar year loss/LAE ratio						78.4

Accident year loss/LAE ratio						78.3

Statutory Ratios
Loss/LAE ratio						78.5
Expense ratio						21.3

Combined ratio						99.8

[1] Primarily includes professional liability insurance for community banks and Progressive’s run-off businesses. The other businesses generated an underwriting profit of $.8 million for the month. Combined ratios and % growth are not meaningful (NM) due to the low level of premiums earned by, and the variability of losses in, such businesses.
[2] Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Year Ended December 2008

($ in millions) (unaudited)

Year
	Personal Lines Business			Commercial Auto Business	Other Businesses[1]	Companywide Total
	Agency	Direct	Total
Net Premiums Written	$7,322.3	$4,556.5	$11,878.8	$1,704.8	$20.7	$13,604.3
% Growth in NPW	(3)%	4%	0%	(7)%	NM	(1)%
Net Premiums Earned	$7,362.0	$4,485.8	$11,847.8	$1,762.2	$21.4	$13,631.4
% Growth in NPE	(4)%	3%	(1)%	(5)%	NM	(2)%

GAAP Ratios
Loss/LAE ratio	73.7	73.3	73.5	73.2	NM	73.5
Expense ratio	21.4	20.6	21.1	21.5	NM	21.1

Combined ratio	95.1	93.9	94.6	94.7	NM	94.6

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$(56.1)
Current accident year						3.6

Calendar year actuarial adjustment	$(14.0)	$(15.8)	$(29.8)	$(22.8)	$.1	$(52.5)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(56.1)
All other development						22.9

Total development						$(33.2)

Calendar year loss/LAE ratio						73.5

Accident year loss/LAE ratio						73.3

Statutory Ratios
Loss/LAE ratio						73.5
Expense ratio						21.1

Combined ratio						94.6

Estimated Statutory Surplus[3]						$4,470.6

NM = Not Meaningful

Policies in Force	December 2008	December 2007	Change
(in thousands)
Agency – Auto	4,288.6	4,396.8	(2)%
Direct – Auto	2,824.0	2,598.5	9%
Special Lines[4]	3,352.3	3,120.3	7%

Total Personal Lines Business	10,464.9	10,115.6	3%

Commercial Auto Business	539.4	539.2	0%

[1] The other businesses generated an underwriting profit of $5.3 million.
[2] Represents adjustments solely based on our corporate actuarial reviews.
3 As it relates to our insurance subsidiaries, in December, we contributed $80.1 million to such subsidiaries, net of dividends received. During the month, our insurance subsidiaries wrote down $283.5 million of securities determined to be other-than-temporarily impaired, of which $102.1 million were previously recorded as unrealized losses, and, in addition, recognized $59.6 million of net realized gains.
[4] Includes insurance for motorcycles, recreational vehicles, mobile homes, watercraft, snowmobiles, and similar items, as well as a personal umbrella product.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

BALANCE SHEET AND OTHER INFORMATION

(millions – except per share amounts)

(unaudited)

December 2008
CONDENSED GAAP BALANCE SHEET:[1]
Investments – Available-for-sale, at fair value:
Fixed maturities (amortized cost: $10,295.3)	$9,946.7
Equity securities:
Preferred stocks[2] (cost: $1,131.3)	1,150.0
Common equities (cost: $553.6)	727.8
Short-term investments (amortized cost: $1,153.6)	1,153.6

Total investments[3],4	12,978.1
Net premiums receivable	2,408.6
Deferred acquisition costs	414.0
Other assets	2,449.8

Total assets	$18,250.5

Unearned premiums	$4,175.9
Loss and loss adjustment expense reserves	6,177.4
Other liabilities[5]	1,506.4
Debt	2,175.5
Shareholders’ equity	4,215.3

Total liabilities and shareholders’ equity	$18,250.5

Common Shares outstanding	676.5
Shares repurchased – December[6]	.1
Average cost per share	$14.71
Book value per share	$6.23
Trailing 12-month return on average shareholders’ equity	(1.5)%
Net unrealized pretax gains (losses) on investments	$(118.2)
Increase (decrease) from November 2008	$568.1
Increase (decrease) from December 2007	$(833.6)
Debt-to-total capital ratio	34.0%
Fixed-income portfolio duration	3.2 years
Weighted average credit quality	AA+
Year-to-date Gainshare factor[7]	.80

[1] Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $244.5 million.
2 As of December 31, 2008, we held certain hybrid securities and recognized a change in fair value of $37.5 million as a realized loss during the period we held these securities.
[3] Includes $4.8 billion of cash and U. S. Treasury securities prior to settling $.3 billion of net security transactions outstanding as of month-end.
[4] Includes $1.0 billion, net of unsettled security transactions, of investments in a consolidated, non-insurance subsidiary of the holding company.
[5] Includes $.3 billion of net unsettled security transactions (as discussed in note 3 above).
[6] Repurchases were made in conjunction with our incentive compensation plans.

7 On December 12, 2008, our Board of Directors confirmed that there would not be a shareholder dividend paid for 2008 under our variable dividend policy since our year-to-date comprehensive net income was less than after-tax underwriting income.

Monthly Commentary

Operating Results

•

For December, our higher loss/LAE ratio reflected an increase in frequency in both the property damage and collision coverages in the Midwest, Upper Great Plains and New England areas of the country, reflecting the more severe weather conditions during the month.

Investment Results

•

During December, we recognized $247.8 million in net realized losses. We wrote down $337.1 million in securities that were determined to have had an other-than-temporary decline in market value. Approximately 85%, or $283.5 million, of the write-downs were on securities held in our insurance subsidiaries. In addition, we recognized net gains from security sales and generated net holding period gains on our derivative instruments during the month. The table below shows the components of our net realized losses for December.

(millions; pretax)		Comments
Other-than-temporary impairment losses:
Fixed maturities:
Corporate debt	$(25.2)
Structured debt	(10.5)
Redeemable preferred stocks	(155.7)	Primarily represents further write-downs on preferred stocks that were initially written down in the third quarter 2008.
Preferred stocks-nonredeemable	(105.2)
Common stocks	(40.5)

Subtotal	(337.1)

Gains (losses) on security sales:
Fixed maturities	86.8	Reflects gains on the sales of U. S. Treasury securities.
Preferred stocks	(10.0)
Common equities	(22.6)

Subtotal	54.2

Holding period gains on derivative positions:
Interest rate swaps	28.8
Asset-backed credit default swap	.1
Corporate credit default swaps	.1
Hybrid preferred stocks	6.1

Subtotal	35.1

Total net realized gains (losses)	$(247.8)

•

We routinely monitor our portfolio for pricing changes that might indicate potential other-than-temporary impairments, and, on a quarterly basis, perform detailed reviews of securities with unrealized losses based on predetermined guidelines (OTI analysis). In December, our other-than-temporary impairment write-downs resulted from fundamental matters related to either specific issues or issuers and/or the significant decline in the credit and mortgage-related market, and were taken because we were unable to objectively determine that these securities would substantially recover in the near term. As part of our OTI analysis, we also considered the rapid and severe declines that occurred in the equity markets during the fourth quarter and the ability for these securities to substantially recover in the near term and accounted for them accordingly. A more detailed discussion of our “Critical Accounting Policy: Other-Than-Temporary Impairment,” can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations, which is included in our Annual Report on Form 10-K.

•	The table below shows the activity that impacted our net unrealized pretax gains (losses) in the portfolio during the month.

(millions; pretax)
Net unrealized gains (losses) at 11/30/08	$(686.3)
Additional net unrealized gains in December *	320.3
Net realized gains on securities	(89.3)
Other-than-temporarily impaired write-downs	337.1

Net unrealized gains (losses) at 12/31/08	$(118.2)

* Reflects the aggregate impact on book value and total return for December.

Since we maintain an available-for-sale portfolio, changes in the fair value of our securities are reflected as unrealized gains (losses) in accumulated other comprehensive income on a monthly basis. As a result, a portion of the write-downs recognized in net income in December had previously been recognized in other comprehensive income, and did not have a further impact on our shareholders’ equity, book value or investment total return. Therefore, the change in fair value during the month that affected shareholders’ equity, book value or total return was the $320.3 million net unrealized gain.

•

Starting with our January 2009 monthly news release, we will begin reporting comprehensive income (loss), along with corresponding per share amounts, on both a monthly and year-to-date basis. Comprehensive income includes not only reported net income, but also the after-tax changes in unrealized gains (losses) on securities and forecasted transactions that are reflected in the balance sheet in shareholders’ equity. We believe that adding this disclosure will provide more information and reflect the total activity for the respective period, including both operating results and investment results. The following table sets forth the comprehensive income (loss) for the full years of 2008 and 2007:

(millions – except per share amounts)	2008	2007
Net income	$(70.0)	$1,182.5
Changes in:
Net unrealized gains (losses) on securities	(541.8)	(131.8)
Net unrealized gains on forecasted transactions	(2.9)	20.3

Comprehensive income (loss)	$(614.7)	$1,071.0

Per share[1]	$(.92)	$1.49

1 Since we reported a loss for 2008, the basic per share amount is disclosed; for 2007, diluted per share is disclosed.

For the fourth quarter 2008, our comprehensive loss was $62.1 million and, for the month of December, we generated comprehensive income of $246.1 million, primarily due to positive returns on our investment portfolio during the month.

About Progressive

The Progressive Group of Insurance Companies, in business since 1937, is one of the country’s largest auto insurance groups, the largest seller of motorcycle and personal watercraft policies, and a market leader in commercial auto insurance based on premiums written.

Progressive is committed to becoming consumers’ #1 choice for auto insurance by providing competitive rates and innovative products and services that meet drivers’ needs throughout their lifetimes, including superior online and in-person customer service, and best-in-class, 24-hour claims service, such as its concierge level of claims service available at service centers located in major metropolitan areas throughout the United States.

Progressive companies offer consumers choices in how to shop for, buy, and manage their auto insurance policies. Progressive offers its products, including personal and commercial auto, motorcycle, boat, and recreational vehicle insurance, through more than 30,000 independent insurance agencies throughout the U.S. and online and by phone directly from the Company. Private passenger auto products and prices are different when purchased directly from Progressive or through independent agencies. To find an agent or to get a quote, go to http://www.progressive.com.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, are publicly traded at NYSE:PGR. For more information, including a guide to interpreting the monthly reporting package, visit http://www.progressive.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions, and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios and other companies with which we have ongoing business relationships, including counterparties to certain financial transactions; the accuracy and adequacy of our pricing and loss reserving methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments; disputes relating to intellectual property rights; the outcome of litigation pending or that may be filed against us; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail, and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems), and business functions; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding pending loss and loss adjustment expense reserves becomes known. Reported results, therefore, may be volatile in certain accounting periods.